UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Commission file number 000-55122

SOURCE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 10, 2015, Source Financial, Inc. (“Source”) through its subsidiary, Moneytech Finance Pty Ltd (“Moneytech’), completed an offering of Subordinated Notes (the “Subordinated Notes”) in the principal amount of AUD$ 25,000,000. The Subordinated Notes were sold through a private placement completed in Australia. The Subordinated Notes were not registered for public distribution in either Australia or the United States, no effort was made to sell the Subordinated Notes in the United States and the Subordinated Notes may not be offered or sold within the United States or for the benefit of a U. S. Person (as defined in Regulation S promulgated under the Securities Act of 1933, as amended), except in a transaction exempt from, or not subject to, the registration requirements of the Securities Act. Source does not intend to register the Subordinated Notes for trading within the United States.

The Subordinated Notes bear interest at a rate of 4.65% per annum plus the 90 day Bank Bill Swap (“BBSW”) rate, payable quarterly in arrears (the BBSW rate as of April 10, 2015 was 2.26% per annum). The Subordinated Notes are payable in full on April 17, 2022, subject to earlier redemption at the request of the holder in the event of a Change of Control (as defined in the Trust Deed), or at the option of Moneytech on certain prescribed dates. Repayment of the Subordinated Notes has been guaranteed by Moneytech Limited, the corporate parent of Moneytech Finance Pty Ltd, and Moneytech Services Pty Ltd (collectively with Moneytech Limited, the “Guarantors”).

The Subordinated Notes were issued pursuant to Subscription Agreements between Moneytech and the subscribers, and BNY Trust Company of Australia who will serve as the Trustee pursuant to a Note Trust Deed dated April 8, 2015. The Subordinated Notes are unsecured. Moneytech and the Guarantors granted a “negative pledge” whereby they may not grant any third party a lien on their assets.

Moneytech currently has an asset backed wholesale debt facility (“RPA”) with its senior financier. Payment of all amounts due under the Subordinated Notes are expressly subordinated to repayment of amounts due under the RPA and any interest payment due may only be paid if, taking into account such payment, Moneytech continues to satisfy certain agreed upon financial covenants set forth in the Subordination Agreement. The RPA is renewed annually around December 31 and has been renewed until December 31, 2015. The borrowing limit under the RPA is currently AUD$50 million, subject to interim agreed upon limits determined by various tests and covenants.  The interim agreed upon credit limit was AUD$40 million but upon issuance of the Subordinated Notes, the interim agreed upon credit limit was reduced to AUD$25 million, with a minimum draw requirement of AUD$20 million.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Information Memorandum dated April 8, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015

SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer

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